   As filed with the Securities and Exchange Commission on September 30, 1997

                                                              File No. 811-8858
-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                      FORM N-1A

                             REGISTRATION STATEMENT UNDER
                          THE INVESTMENT COMPANY ACT OF 1940

                                   Amendment No. 10

                        ---------------------------------------

                                CORE TRUST (DELAWARE)
                (Exact Name of Registrant as Specified in its Charter)

                     Two Portland Square, Portland, Maine  04101
                       (Address of Principal Executive Office)

           Registrant's Telephone Number, including Area Code: 207-879-1900

                        ---------------------------------------

                               David I. Goldstein, Esq.
                            Forum Financial Services, Inc.
                                 Two Portland Square
                                Portland, Maine  04101
                       (Name and Address of Agent for Service)

                                      Copies to:

                               R. Darrell Mounts, Esq.
                             Kirkpatrick & Lockhart, LLP
                       1800 Massachusetts Ave., N.W. 2nd Floor
                             Washington, D.C.  20036-1800

-------------------------------------------------------------------------------

                                   EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                        PART A
                                CORE TRUST (DELAWARE)

                               Treasury Cash Portfolio
                              Government Cash Portfolio
                                    Cash Portfolio

                                  Treasury Portfolio


No changes are effected by this Amendment No. 10 to the Part A regarding the above listed Portfolios included in previous Amendments to Registrant's Registration Statement.

                                        PART B
                                CORE TRUST (DELAWARE)

                               Treasury Cash Portfolio
                              Government Cash Portfolio
                                    Cash Portfolio

                                  Treasury Portfolio


No changes are effected by this Amendment No. 10 to the Part B regarding the above listed Portfolios included in previous Amendments to Registrant's Registration Statement.

                                        PART A
                                CORE TRUST (DELAWARE)


PRIME MONEY MARKET PORTFOLIO               SMALL COMPANY STOCK PORTFOLIO
MONEY MARKET PORTFOLIO                     SMALL COMPANY GROWTH PORTFOLIO
POSITIVE RETURN BOND PORTFOLIO             SMALL COMPANY VALUE PORTFOLIO
STABLE INCOME PORTFOLIO                    INTERNATIONAL PORTFOLIO
MANAGED FIXED INCOME PORTFOLIO             STRATEGIC VALUE BOND PORTFOLIO
TOTAL RETURN BOND PORTFOLIO                DISCIPLINED GROWTH PORTFOLIO
INDEX PORTFOLIO                            SMALL CAP VALUE PORTFOLIO
INCOME EQUITY PORTFOLIO                    SMALL CAP INDEX PORTFOLIO
LARGE COMPANY GROWTH PORTFOLIO


Part A of this Registration Statement on Form N-1A, as amended through the date hereof, relating to the above listed portfolios of Core Trust (Delaware), consists of the following Private Placement Memorandum. Responses to Items 1, 2, 3 and 5A of Form N-1A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Responses to certain items reguired to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 46 of Norwest Advantage Funds registration statement (1940 Act File No. 811-4881), as filed with the Securities and Exchange Commission on September 30, 1997 (Registration Statement of certain feeder funds).

                             PRIVATE PLACEMENT MEMORANDUM
                                     OCTOBER 1, 1997

                                        PART A


This Private Placement Memorandum relates to beneficial interests in Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, International Portfolio, Strategic Value Bond Portfolio,
Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio (each a "Portfolio" and collectively the "Portfolios"), diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act").

The Trust has filed with the Securities and Exchange Commission ("SEC") a Part B to this Private Placement Memorandum (the "Statement of Additional Information" or "SAI") with respect to the Portfolios dated the same date as this Private Placement Memorandum and as may be further amended from time to time, which contains more detailed information about the Trust and the Portfolios and is incorporated into this Private Placement Memorandum by reference. A prospective investor may obtain a copy of the SAI without charge by contacting Forum Financial Services, Inc. ("Forum"), the Trust's placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101 or by calling
(207) 879-1900.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in any Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101,
(207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

TABLE OF CONTENTS
                                                                  Page
                                                                  ----
          General Description of Registrant . . . . . . . . . . .
          Management of the Portfolios. . . . . . . . . . . . . .
          Capital Stock and Other Securities. . . . . . . . . . .
          Purchase of Securities. . . . . . . . . . . . . . . . .
          Redemption or Repurchase. . . . . . . . . . . . . . . .
          Pending Legal Proceedings . . . . . . . . . . . . . . .

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

NOTE

Responses to Items 1, 2, 3 and 5A of Form N-1A (the form required to be used for the registration statement of open-end, management investment companies) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

GENERAL DESCRIPTION OF REGISTRANT (ITEM 4 OF FORM N-1A)

Core Trust (Delaware) (the "Trust") is an open-end, management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994. The Trust offers units of beneficial interest without any sales charge and units may be redeemed without charge.

Beneficial interests in the Trust are divided into 21 separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. The Portfolios are 17 of those series. The Trust is empowered to establish, without investor approval, additional series which may have different investment objectives and policies.

Index Portfolio and International Portfolio commenced operations on November 10, 1994. Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio commenced operations on June 1, 1997. Prime Money Market Portfolio and Money Market Portfolio commenced operations on August 22, 1997. Strategic Value Bond Portfolio,
Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index
Portfolio are expected to commence operations on October 1, 1997.   The assets
of each Portfolio belong only to that Portfolio, and the assets belonging to a Portfolio are charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio.

Effective June 1, 1997 Small Company Portfolio, a former series of the Trust, divided to form three of the Portfolios -- Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. Small Company Portfolio was managed by three portfolio managers, each of whom now serves as the portfolio manager for one of the three new Portfolios. The division was accomplished by Small Company Portfolio transferring the assets managed by each portfolio manager to the corresponding new Portfolio. Also effective June 1, 1997, International Portfolio II changed its name to International Portfolio and acquired the assets of a former series of the Trust which itself was named International Portfolio.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.

Norwest Investment Management, Inc. ("Norwest"), a subsidiary of Norwest Bank Minnesota, N.A. ("Norwest Bank"), serves as the investment adviser of each Portfolio except International Portfolio, for which Schroder Capital Management International Inc. ("Schroder") serves as the investment adviser.

United Capital Management ("UCM"), a part of Norwest Bank Colorado, N.A., is the investment subadviser of Total Return Bond Portfolio. Galliard Capital Management, Inc. ("Galliard") is the investment subadviser of Stable Income Portfolio, Managed Fixed Income Portfolio and Strategic Value Bond Portfolio.
 Crestone Capital Management, Inc. ("Crestone") is the investment subadviser of Small Company Stock Portfolio. Peregrine Capital Management, Inc. ("Peregrine") is the investment subadviser of Positive Return Bond Portfolio, Large Company Growth Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. Smith Asset Management Group, LP ("Smith Group"), is the investment subadviser of Disciplined Growth Portfolio and Small Cap Value Portfolio. Galliard, Crestone and Peregrine are each investment advisory subsidiaries of Norwest Bank and, with UCM and Smith are referred to as the "Subadvisers." Norwest, Schroder, UCM, Galliard, Crestone, Peregrine and Smith (or Norwest and a Subadviser) are collectively referred to as the "Advisers" or as applicable, individually, as the "Adviser."

                                INVESTMENT OBJECTIVES

The investment objective of each Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that any Portfolio will achieve its investment objective.

PRIME MONEY MARKET PORTFOLIO'S investment objective is to seek to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

MONEY MARKET PORTFOLIO'S investment objective is to seek to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

POSITIVE RETURN BOND PORTFOLIO'S investment objective is to seek positive total return each calendar year regardless of the bond market.

STABLE INCOME PORTFOLIO'S investment objective is to maintain safety of principal while providing low-volatility total return.

MANAGED FIXED INCOME PORTFOLIO'S investment objective is to seek consistent fixed income returns by investing primarily in investment grade intermediate-term obligations.

TOTAL RETURN BOND PORTFOLIO'S investment objective is to seek total return.

INDEX PORTFOLIO'S investment objective is to duplicate the return of the Standard & Poor's 500 Composite Stock Price Index (the "Index").

INCOME EQUITY PORTFOLIO'S investment objective is to provide long-term capital appreciation consistent with above-average dividend income.

LARGE COMPANY GROWTH PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing primarily in large, high-quality domestic companies that the investment adviser believes have superior growth potential

SMALL COMPANY STOCK PORTFOLIO'S investment objective is long-term capital appreciation.

SMALL COMPANY GROWTH PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing in smaller sized domestic companies.

SMALL COMPANY VALUE PORTFOLIO'S investment objective is to seek to provide long-term capital appreciation.

INTERNATIONAL PORTFOLIO'S investment objective is to provide long-term capital appreciation by investing directly or indirectly in high quality companies based outside the United States ("foreign companies").

STRATEGIC VALUE BOND PORTFOLIO'S investment objective is to seek total return by investing primarily in income producing securities.

DISCIPLINED GROWTH PORTFOLIO'S investment objective is to seek capital appreciation by investing primarily in common stocks of larger companies.

SMALL CAP VALUE PORTFOLIO'S investment objective is to seek capital appreciation by investing primarily in common stocks of smaller companies.

SMALL CAP INDEX PORTFOLIO'S investment objective is to replicate the return of the Standard & Poor's Small Cap 600 Composite Stock Price Index.


                              INVESTMENT POLICIES

The 17 Portfolios described in this Private Placement Memorandum each have distinct investment objectives and policies. There can be no assurance that any Portfolio will achieve its investment objective or that Prime Money Market Portfolio ("Prime Portfolio") or Money Market Portfolio
(collectively, the "Money Market Portfolios") will maintain a stable net asset value. Each Portfolio's (other than Money Market Portfolios) net asset value and total return will fluctuate based upon changes in the value of its portfolio securities. Upon redemption, an investment in a Portfolio may be worth more or less than its original value. Certain of the Portfolios are designed for investment of that portion of an investor's funds which can appropriately bear the special risks associated with certain types of investments (i.e., investment in small capitalization companies).

PRIME MONEY MARKET PORTFOLIO AND MONEY MARKET PORTFOLIO

The Money Market Portfolios each have the same investment policies, except that the Prime Portfolio seeks to maintain a rating from at least one nationally recognized statistical rating organization (an "NRSRO"). Accordingly, Prime Portfolio is limited in the type and amount of permissible securities (as described below) which it may purchase. The Money Market Portfolios pursue their objectives by investing in a broad spectrum of high-quality money market instruments of U.S. and foreign issuers.

The Money Market Portfolios may invest in obligations of financial institutions. Each Money Market Portfolio normally will invest more than 25% of its total assets in the obligations of domestic and foreign financial institutions, their holding companies and their subsidiaries. This concentration may result in increased exposure to risks pertaining to the banking industry. These risks include a sustained increase in interest rates, which can adversely affect the availability and cost of a bank's lending activities; exposure to credit losses during times of economic decline; concentration of loan portfolios in certain industries; regulatory developments; and competition among financial institutions. Each Portfolio may not invest more than 25% of its total assets in any other single industry.

Although the Money Market Portfolios invest in dollar-denominated obligations, the foreign securities in which the Portfolios invest also involve certain risks. The Portfolios may invest in corporate debt securities, including commercial paper and privately issued instruments (see "Appendix A--Corporate Debt Securities and Commercial Paper"), and may invest in participation interests. A Portfolio will not invest more than 10% of its total assets in participation interests in which the Portfolio does not have demand rights. The Portfolios may invest without limit in the debt obligations issued by or on behalf of the states, territories and possessions of the United States, the District of Columbia and their subdivisions, authorities, instrumentalities and corporations, the interest on which is exempt from federal income tax ("municipal securities"). The municipal securities in which the Portfolios may invest include short-term municipal bonds and municipal notes and leases. These municipal securities may have fixed, variable or floating rates of interest and may be zero-coupon securities.

U.S. GOVERNMENT SECURITIES. The Money Market Portfolios may invest without limit in obligations issued or guaranteed as to principal and interest by the U.S. Government or by any of its agencies and instrumentalities ("U.S. Government Securities"). The Portfolios may also invest in repurchase agreements and certain zero-coupon securities secured by U.S. Government Securities. The U.S. Government Securities in which the Portfolios may invest include: (i) U.S. Treasury bills, bonds and notes ("U.S. Treasury Securities");
(ii) obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Government; and (iii) securities supported primarily or solely by the creditworthiness of the issuer.

The Money Market Portfolios may invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury under the Treasury's Separate Trading of Registered Interest and Principal of Securities program. In addition, the Portfolios may invest in other types of related zero-coupon securities.

FIXED INCOME PORTFOLIOS
The Fixed Income Portfolios invest primarily in fixed income investments pursuant to the investment policies described below. Each Fixed Income Portfolio may invest in foreign issuers. These investments may involve certain risks.

POSITIVE RETURN BOND PORTFOLIO
The Portfolio invests in a portfolio of U.S. Government Securities and corporate fixed income investments. The Portfolio's assets are divided into two components, short bonds with maturities of 2 years or less and long bonds with maturities of 25 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Advisers' forecast of interest rates. During periods of falling prices (generally, increasing interest rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. Accordingly, the average maturity of the Portfolio will vary. It is anticipated that under normal circumstances the Portfolio will have an average dollar-weighted maturity of between 1 and 30 years.

Under normal circumstances, at least 50% of the net assets of the Positive Return Bond Portfolio will be invested in U.S. Government Securities, including U.S. Treasury Securities. All securities will be, at the time of purchase: (i) rated in one of the two highest long-term rating categories assigned by an NRSRO such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("Standard & Poor's") or Fitch Investors Services, L.P. ("Fitch"); or (ii) unrated and determined by the Advisers to be of comparable quality. No more than

25% of those securities may be in the second highest rating category. Investments may include zero-coupon securities, securities with variable or floating rates of interest and asset-backed securities, but only 25% of the net assets allocated to this investment style may be invested in each of these types of securities. The Portfolio may not invest in convertible securities, mortgage pass-through securities or private placement securities. Within these constraints, the Adviser purchases securities that they believe have above-average yields.

STABLE INCOME PORTFOLIO
Stable Income Portfolio invests in a diversified portfolio of fixed and variable rate U.S. dollar denominated fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government Securities and the debt securities of financial institutions, corporations and others. The securities in which the Portfolio invests include mortgage-backed and other asset-backed securities, although the Portfolio limits these investments to not more than 60% and 25%, respectively, of its total assets. In addition, the Portfolio limits its holdings of mortgage-backed securities that are not U.S. Government Securities to 25% of its total assets. The Portfolio may invest any amount of its assets in U.S. Government Securities, but under normal circumstances less than 50% of the Portfolio's total assets are so invested. The Portfolio may invest in securities that are restricted as to disposition under the federal securities laws (sometimes referred to as "private placements" or "restricted securities"). In addition, the Portfolio may not invest more than 25% of its total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except U.S. Treasury Securities, and may not invest more than 10% of its total assets in the securities of any other issuer.

Stable Income Portfolio only purchases those securities that are rated, at the time of purchase, within the three highest long-term or two highest short-term rating categories assigned by an NRSRO, such as Moody's, Standard & Poor's or Fitch, or which are unrated and determined by the Advisers to be of comparable quality.

Stable Income Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 12 years and seeks to maintain an average dollar-weighted portfolio maturity of between 2 and 5 years.

In order to manage its exposure to different types of investments, the Stable Income Portfolio may enter into interest rate and mortgage swap agreements and may purchase and sell interest rate caps, floors and collars. The Portfolio may also engage in certain strategies involving options (both exchange-traded and over-the-counter) to attempt to enhance the Portfolio's income and may attempt to reduce the overall risk of the Portfolio's investments or limit the uncertainty in the level of future foreign exchange rates ("hedge") by using options and futures contracts and foreign currency forward contracts. The Advisers' ability to use these strategies may be limited by market considerations, regulatory limits and tax considerations. The Portfolio may write covered call and put options, buy put and call options, buy and sell interest rate and foreign currency futures contracts and buy options and write covered options on those futures contracts. An option is covered if, so long as the Portfolio is obligated under the option, it owns an offsetting position in the underlying security or futures contract or maintains a segregated account of liquid debt instruments with a value at all times sufficient to cover the Portfolio's obligations under the option.

MANAGED FIXED INCOME PORTFOLIO
Managed Fixed Income Portfolio pursues its objective by investing in a diversified portfolio of fixed and variable rate U.S. dollar denominated, fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government Securities and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration risk (as described below), while employing low risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. Intermediate-term obligations comprise securities with maturities of between 2 and 20 years.

Managed Fixed Income Portfolio may invest in mortgage-backed securities and other asset-backed securities, although these investments are limited to not more than 50% and 25%, respectively, of the Portfolio's total assets. As part of its asset-backed securities investments, the Portfolio may enter into "dollar roll" transactions and may purchase stripped mortgage-backed securities. The Advisers may invest any amount of the Portfolio's assets in U.S. Government Securities, or in the securities of financial institutions, corporations and others. The Portfolio may invest in private placements and restricted securities. In addition, the Portfolio may not invest more than 30% of its total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except U.S. Treasury Securities.

Managed Fixed Income Portfolio may invest up to 10% of its total assets invested in this style in participations purchased from financial institutions in loans or securities in which the Portfolio may invest directly. The Portfolio may also invest up to 10% of its total assets in each of: (i) obligations issued or guaranteed by the governments of countries which the Advisers believe do not present undue risk or by those countries' political subdivisions, agencies or instrumentalities; (ii) obligations of supranational organizations; and (iii) municipal securities.

Managed Fixed Income Portfolio only purchases securities that are rated, at the time of purchase, within the four highest long-term or two highest short-term rating categories assigned by an NRSRO, such as Moody's, Standard & Poor's or Fitch, or which are unrated and determined by the Advisers to be of comparable quality.

Managed Fixed Income Portfolio invests in debt obligations with maturities
(or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 30 years. Under normal circumstances, the Portfolio will have an average dollar-weighted portfolio maturity of between 3 and 12 years and a duration of between 2 and 6 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, is less than the security's stated maturity.

In order to manage the Managed Fixed Income Portfolio's exposure to different types of investments, the Advisers may enter into interest rate and mortgage swap agreements and may purchase and sell interest rate caps, floors and collars. The Portfolio may also engage in certain strategies involving options (both exchange-traded and over-the-counter) to attempt to enhance the Portfolio's return and may attempt to hedge the overall risk of the Portfolio's investments by using options and futures contracts. The Advisers' ability to use these strategies may be limited by market considerations, regulatory limits and tax considerations. The Portfolio may write covered call and put options, buy put and call options, buy and sell interest rate futures contracts and buy options and write covered options on those futures contracts.

TOTAL RETURN BOND PORTFOLIO

Total Return Bond Portfolio pursues its objective by investing primarily in U.S. Government Securities, including mortgage-backed securities and investment grade corporate fixed income securities. The Adviser's investment decisions are based on their analysis of major changes in the direction of interest rates rather than an attempt by the Adviser to predict short-term interest rate fluctuations. The Adviser also apply their contrarian perspective by looking for undervalued segments of the fixed income market which the Adviser believe offer opportunities for increased returns.

In making their investment decisions for Total Return Bond Portfolio, the Adviser focuses on the maturity structure and quality structure of the Portfolio's investment portfolio. When the Adviser's outlook is for rising interest rates and falling bond values, the majority of the Portfolio's investment portfolio will be invested in securities with short-term maturities in an effort to ride interest rates up while minimizing the negative effect of falling bond prices. When the Adviser anticipates interest rates to fall and bond prices to increase, the Portfolio generally will be invested in securities with long-term maturities in an attempt to lock in high interest rates and capitalize on bond price appreciation. Accordingly, the average maturity of the Portfolio's investment portfolio will vary from 1 to 30 years.

Total Return Bond Portfolio may invest an unlimited amount of its assets in either corporate securities, including corporate bonds, debentures and notes, or U.S. Government Securities. The Portfolio will be invested to a greater degree in corporate securities, however, as the spread between corporate issues and U.S. Government Securities offers potential for incremental returns. The Portfolio limits its investments in variable or floating rate securities to 5% of its net assets. The Portfolio does not currently invest in mortgage-backed securities or enter "dollar roll" transactions, but reserves the right to do so in the future.

Total Return Bond Portfolio may also invest in preferred stocks and securities convertible into common stock, but may not own the common stock into which a convertible security converts. The Portfolio will only purchase securities (including convertible securities) that are rated, at the time of purchase, within the four highest rating categories assigned by an NRSRO, such as Moody's, Standard & Poor's or Fitch, or which are unrated and determined by the Advisers to be of comparable quality.

STRATEGIC VALUE BOND PORTFOLIO
Strategic Value Bond Portfolio pursues its objective by investing primarily in a broad range of fixed income instruments including corporate bonds, asset-backed securities, mortgage related securities, U.S. Government Securities, preferred stock, convertible bonds and foreign bonds in order to create a strategically diversified portfolio of high quality fixed income investments.

In making investment decisions, the investment adviser focuses on relative value as opposed to the prediction of the direction of interest rates. In general, particular emphasis is placed on higher current income instruments such as corporate bonds and mortgage/asset backed securities in order to enhance returns. The investment adviser believes that this exposure enhances performance in varying economic and interest rate cycles while avoiding excessive risk concentrations. The investment adviser's investment process involves rigorous evaluation of each security. This includes identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest rate environments. This process seeks to identify securities which represent the best relative economic value. The results of the investment process are then evaluated against the Portfolio's objective and the Portfolio purchases those securities which will enhance its positioning. The Portfolio will be repositioned based on market changes and shifts in relative value of the instruments held by the Portfolio.

The Portfolio's investments are subject to the various risks of investing in fixed-income securities. To limit the Portfolio's "credit risk," at least 65% of the Portfolio's assets will be invested in fixed income securities rated in one of the three highest rating categories by at least one Nationally Recognized Statistical Rating Organization ("NRSRO"), such as Moody's Investors Service, Standard & Poor's, Fitch Investors Service, L.P. or Duff & Phelps Credit Rating Co., or which are unrated and determined by the investment adviser to be of comparable quality. In addition, the Portfolio will limit its investment in securities with a less than an investment grade rating to 20% of the Portfolio's assets. While the average quality of the Portfolio will vary over an economic cycle, the average rating of the Portfolio's investments will be "A" or better. Investment grade instruments include those that are rated in one of four highest long-term rating categories by an NRSRO or are unrated and determined by the investment adviser to be of comparable quality.

The average maturity of the Portfolio will vary between five and fifteen years. In the case of mortgage-related, asset backed and similar securities, the Portfolio uses the security's average life in calculating the Portfolio's average maturity. The Portfolio's effective duration normally will vary between three and eight years.

The Portfolio may enter into derivative transactions to receive favorable financing or diversify portfolio risk.

RISKS OF NON-INVESTMENT GRADE SECURITIES. The Portfolio may invest up to 20% of its assets in non-investment grade securities (commonly referred to as "junk bonds"). These securities have speculative or predominantly speculative characteristics and provide poor protection for payment of principal and interest, but may have greater potential for capital appreciation than do higher quality securities. Non-investment grade securities involve greater risk of default or price changes due to changes in the issuers' creditworthiness than do investment grade securities. The market for these securities may be thinner and less active than that for higher quality securities, which may affect the price at which the lower rated securities can be sold. In addition, the market prices of lower rated securities may fluctuate more than the market prices of higher quality securities and may decline significantly in periods of general economic difficulty.

EQUITY PORTFOLIOS To achieve their investment objectives, the Equity Portfolios invest primarily in common stocks and other equity securities. The domestic securities in which an Equity Portfolio invests are generally listed on a securities exchange or included in the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System but may be traded in the over-the-counter securities market. Each Equity Portfolio, other than Index Portfolio and Small Cap Index Portfolio, may invest in foreign issuers. These investments may involve certain risks. Under normal circumstances, each of the Equity Portfolios will invest substantially all of its assets, but not less than 65% of its total assets, in equity securities.

INDEX PORTFOLIO

Index Portfolio is designed to duplicate the return of the Index with minimum tracking error, while also minimizing transaction costs. Under normal circumstances, the Portfolio will hold stocks representing 100% of the capitalization-weighted market values of the Index. Portfolio transactions for the Portfolio generally are executed only to duplicate the composition of the Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents for the purpose of facilitating payment of the Portfolio's expenses or redemptions. For these and other reasons, the Portfolio's performance can be expected to approximate but not be equal to that of the Index.

Index Portfolio may utilize index futures contracts to a limited extent.
Index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. As no physical delivery of securities comprising the Index is made, a purchaser of index futures contracts may participate in the performance of the securities contained in the index without the required capital commitment. Index futures contracts may be used for several reasons: to simulate full investment in the underlying index while retaining a cash balance for portfolio management purposes; to facilitate trading; or to reduce transaction costs. The Portfolio does not invest in futures contracts for speculative reasons or to leverage the Portfolio.

The Index tracks the total return performance of 500 common stocks which are chosen for inclusion in the Index by Standard & Poor's Corporation ("S&P") on a statistical basis. The inclusion of a stock in the Index in no way implies that S&P believes the stock to be an attractive investment. The 500 securities, most of which trade on the New York Stock Exchange, represent approximately 70% of the total market value of all U.S. common stocks. Each stock in the Index is weighted by its market value. Because of the market-value weighting, the 50 largest companies in the Index currently account for approximately 47% of its value. The Index emphasizes large capitalizations and, typically, companies included in the Index are the largest and most dominant firms in their respective industries.

Index Portfolio is not sponsored, endorsed, sold or promoted by S&P, nor does S&P make any representation or warranty, implied or express, to the investors in the Portfolio or any member of the public regarding the advisability of investing in index funds or the ability of the Index to track general stock market performance. S&P does not guarantee the accuracy and/or the completeness of the Index or any data included therein.

S&P makes no warranty, express or implied, as to the results to be obtained by the Index Portfolio, by the investors in the Portfolio, or by any other person or any entity from the use of the Index or any data included therein. S&P makes no express or implied warranties and hereby expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Index or any data included therein.

INDEX FUTURES CONTRACTS. Index Portfolio may invest in index futures contracts to a limited extent. Index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made. Generally, these futures contracts are closed out prior to the expiration date of the contract.

The use of index futures contracts entails certain investment risks and transaction costs, including: (1) imperfect correlations between movements in the prices of futures contracts and movements in the price of the securities hedged which may cause a given hedge not to achieve its objective; (2) the fact that the skills and techniques needed to trade futures are different from those needed to select the other securities in which the Portfolio invests; (3) lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may hinder the Portfolio's ability to limit exposures by closing its positions; and (4) the possible need to defer closing out of certain futures contracts to avoid adverse tax consequences.

INCOME EQUITY PORTFOLIO
The investment objective of the Income Equity Portfolio is to seek to provide long-term capital appreciation consistent with above-average dividend income.

Income Equity Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. Primary emphasis is placed on investing in securities of companies with above-average dividend income. In selecting securities for the Portfolio, Norwest uses various valuation measures, including above-average dividend yields and below industry average price to earnings, price to book and price to sales ratios. The Portfolio considers large companies to be those whose market capitalization is at least $600 million at the time of purchase. Market capitalization refers to the total market value of a company's outstanding shares of common stock. The Portfolio also may invest in preferred stock and securities convertible into common stock and may purchase American Depository Receipts, European Depository Receipts and other similar securities of foreign issuers. Under normal circumstances, the Portfolio will not invest more than 10% of its total assets in the securities of a single issuer.

LARGE COMPANY GROWTH PORTFOLIO
Large Company Growth Portfolio considers large companies to be those companies whose market capitalization is greater than the median of the Russell 1,000 Index. In selecting securities for the Portfolio, the Advisers seek issuers whose stock is attractively valued and whose fundamental characteristics both are significantly better than the market average and which support internal earnings growth capability. The Portfolio's assets may be invested in the securities of companies whose growth potential is, in the Advisers' opinion, generally unrecognized or misperceived by the market. In addition, up to 20% of the total assets of the Portfolio may be invested in American Depository Receipts, European Depository Receipts and other similar securities of foreign issuers, and the Advisers may attempt to reduce the overall risk of foreign investments by using foreign currency forward contracts. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements. Under normal circumstances, no more than 10% of the assets of the Portfolio will be invested in the securities of a single issuer. The Portfolio does not currently invest in preferred stock or securities convertible into common stock but reserves the right to do so in the future.

DISCIPLINED GROWTH PORTFOLIO
Disciplined Growth Portfolio pursues its objective by investing primarily in the common stock of companies that, in the view of the investment adviser, possess above average potential for growth. The average market capitalization of the companies in which the Portfolio invests will be greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceeds the level expected by investors. In seeking these companies, the investment adviser uses both quantitative and fundamental analysis. Among the factors that the investment adviser considers are changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The investment adviser uses a variety of valuation measures to determine whether the share price already reflects any positive fundamentals identified by the investment adviser. The investment adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality and valuation and, to the extent possible, gives equal weighting to portfolio securities.

SMALL COMPANY STOCK PORTFOLIO
The Small Company Stock Portfolio invests primarily in the common stock of small- and medium-size domestic companies that have a market capitalization well below that of the average company in the Index. Small companies are those companies whose market capitalization is less than the largest stock in the Russell 2,000 Index. Medium companies are those companies whose market capitalization is in the range of $500 million to $8 billion.

In selecting securities for Small Company Stock Portfolio, the Advisers seek securities with significant price appreciation potential, and attempt to identify companies that show above-average growth, as compared to long-term overall market growth. The companies in which the Portfolio invests may be in a relatively early stage of development or may produce goods and services that have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product line expertise, which, in the view of the Advisers, may result in an enhanced entrepreneurial spirit and greater focus, thereby allowing such companies to be successful. The Advisers believe that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger, more established entities.

Securities owned by Small Company Stock Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by the Portfolio of a portfolio security, to meet redemption requests by investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

Small Company Stock Portfolio also may invest up to 20% of its assets in American Depository Receipts, European Depository Receipts and other similar securities of foreign issuers.

SMALL COMPANY GROWTH PORTFOLIO
INVESTMENT POLICIES Small Company Growth Portfolio invests primarily in the common stock of smaller domestic companies. Small companies are those companies whose market capitalization is less than the largest stock in the Russell 2,000 Index. The Portfolio considers smaller companies to be those whose market capitalization is less than $1 billion at the time of the Portfolio's purchase.

In selecting securities for Small Company Growth Portfolio, the Advisers seek to identify companies that are rapidly growing (usually with relatively short operating histories) or that are emerging from a period of investor neglect by undergoing a dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or measures taken to close the gap between the company's share price and takeover/asset value. The Portfolio may invest up to 10% of its total assets in foreign securities and in American Depository Receipts, European Depository Receipts and other similar securities of foreign issuers. The Portfolio may enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements. The Portfolio may not invest more than 10% of its total assets in the securities of a single issuer. The Portfolio does not currently invest in preferred stock and securities convertible into common stock, but reserves the right to do so in the future.

SMALL COMPANY VALUE PORTFOLIO
The Adviser focuses on securities that are conservatively valued in the marketplace relative to their underlying fundamentals. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. The Adviser seeks to invest in stocks priced low relative to the stock of comparable companies, determined by price/earnings ratios, cash flows or other measures. Value investing therefore may reduce downside risk while offering potential for capital appreciation as a stock gains favor among other investors and its stock price rises. Investing in the securities of small companies entails certain risks.

SMALL CAP VALUE PORTFOLIO
Small Cap Value Portfolio seeks higher growth rates and greater long-term returns by investing primarily in the common stock of smaller companies that, in the view of the investment adviser, are undervalued. Under normal circumstances, the Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in securities of companies with a market capitalization which reflects the market capitalization of companies included in the Russell 2000 Index.

The Portfolio invests in those smaller companies that the investment adviser believes to be undervalued and which will report a level of corporate earnings exceeding the level expected by investors. The determination of value is based upon both the price to earnings ratio of the company and a comparison of the public market value of the company to a proprietary model that values the company in the private market. In seeking companies that will report a level of earnings exceeding that expected by investors, the investment adviser uses both quantitative and fundamental analysis. Among the factors that the investment adviser considers are changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and the fundamental business outlook for the company.

SMALL CAP INDEX PORTFOLIO Small Cap Index Portfolio is designed to replicate the return of the Standard & Poor's SmallCap 600 Composite Stock Price Index (The "Small Cap Index") with minimum tracking error, while also minimizing transaction costs. Under normal circumstances, the Portfolio will hold stocks representing 100% of the capitalization-weighted market values of the Small Cap Index. Portfolio transactions for the Portfolio generally are executed only to duplicate the composition of the Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents for the purpose of facilitating payment of the Portfolio's expenses or redemptions. Cash positions may be invested in short-term money market instruments, hedged with S&P 500 Index futures. For these and other reasons, the Portfolio's performance can be expected to approximate but not be equal to that of the Index.

Small Cap Index Portfolio may utilize index futures contracts to a limited extent. Index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. As no physical delivery of securities comprising the Index is made, a purchaser of index futures contracts may participate in the performance of the securities contained in the index without the required capital commitment. Index futures contracts may be used for several reasons: to simulate full investment in the underlying index while retaining a cash balance for portfolio management purposes; to facilitate trading; or to reduce transaction costs. The Portfolio does not invest in futures contracts for speculative reasons or to leverage the Portfolio. For a description of futures contracts and their risks, see "Investment Policies - Index Fund."

The Small Cap Index tracks the total return performance of 600 common stocks which are chosen for inclusion in the Small Cap Index by Standard & Poor's Corporation ("S&P") on a statistical basis. The inclusion of a stock in the Index in no way implies that S&P believes the stock to be an attractive investment. The 600 securities, most of which trade on the New York Stock Exchange, represent approximately 4% of the total market value of all U.S. common stocks. The Small Cap Index is comprised of industrials, utilities, financials and transportation and is a market-value weighted index, with each stocks weight in the Index proportionate to its market value.

Small Cap Index Portfolio is not sponsored, endorsed, sold or promoted by S&P, nor does S&P make any representation or warranty, implied or express, to the investors in the Portfolio or any member of the public regarding the advisability of investing in index funds or the ability of the Small Cap Index to track general stock market performance. S&P does not guarantee the accuracy and/or the completeness of the Index or any data included therein.

S&P makes no warranty, express or implied, as to the results to be obtained by the Small Cap Index Portfolio, by the investors in the Portfolio, or by any other person or any entity from the use of the Index or any data included therein. S&P makes no express or implied warranties and hereby expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Index or any data included therein.

SMALL COMPANY INVESTMENT CONSIDERATIONS AND RISK FACTORS. The investments of Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio are subject to the risks of investing in smaller capitalization companies. Investment in smaller capitalization companies carries greater risk than investment in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies. The trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies. Heavy trading generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure). Accordingly, the net asset value of the Fund can be expected to fluctuate more that that of other funds that invest in larger capitalization companies.

Investments in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Smaller companies often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies.. Their securities (which Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value may purchase when they are offered to the public for the first time) may have a limited trading market which can adversely affect their sale by the Portfolios and can result in such securities being priced lower than otherwise might be the case. If other institutional investors trade in the securities of a smaller company in which the Portfolio holds an interest, the Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

INTERNATIONAL PORTFOLIO
International Portfolio is designed for investors who desire to achieve international diversification of their investments by participating in foreign securities markets. Because foreign investments generally involve risks in addition to those risks associated with investments in the United States, the Portfolio should be considered only as a vehicle for international diversification and not as a complete investment program.

Under normal circumstances, International Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in equity securities of companies domiciled outside the United States. The Portfolio selects its investments on the basis of their potential for capital appreciation without regard to current income. The Portfolio also may invest in the securities of domestic closed-end investment companies investing primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies or instrumentalities, of supranational organizations and of foreign corporations. The Portfolio's investments will be diversified among securities of issuers in foreign countries including, but not limited to, Japan, Germany, the United Kingdom, France, The Netherlands, Hong Kong, Singapore and Australia. In general, the Portfolio will invest only in securities of companies and governments in countries that Schroder, in its judgment, considers both politically and economically stable. The Portfolio has no limit on the amount of its assets that may be invested in any one type of foreign instrument or in any foreign country; however, to the extent the Portfolio concentrates its assets in a foreign country, it will incur greater risks.

International Portfolio may purchase preferred stock and convertible debt securities, including convertible preferred stock, and may purchase American Depository Receipts, European Depository Receipts or other similar securities of foreign issuers. The Portfolio also may enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements.

FOREIGN INVESTMENT CONSIDERATIONS AND RISK FACTORS. All investments, domestic and foreign, involve certain risks. Investments in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, and changes in foreign governmental attitudes towards private investment, possibly leading to nationalization, increased taxation or confiscation of foreign investors' assets.

Moreover, dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income available for distribution to investors in the International Portfolio; commission rates payable on foreign transactions are generally higher than in the United States; foreign accounting, auditing and financial reporting standards differ from those in the United States and, accordingly, less information may be available about foreign companies than is available about issuers of comparable securities in the United States; and foreign securities may trade less frequently and with lower volume and may exhibit greater price volatility than U.S. securities.

Changes in foreign exchange rates will also affect the value in U.S. dollars of all foreign currency-denominated securities held by the International Portfolio. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

Income from foreign securities will be received and realized in foreign currencies, and the International Portfolio is required to compute and distribute income in U.S. dollars. Accordingly, a decline in the value of a particular foreign currency against the U.S. dollar occurring after the Portfolio's income has been earned and computed in U.S. dollars may require the Portfolio to liquidate portfolio securities to acquire sufficient U.S. dollars to make a distribution. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

                       ADDITIONAL INVESTMENT POLICIES

A description of additional investment policies and risk considerations with respect to each Portfolio is incorporated by reference from the sections entitled "Additional Investment Policies and Risk Considerations (other than the subsection entitled "Portfolio Transactions") and "Appendix A" of that certain prospectus of Norwest Advantage Funds offering, among other shares, "I Shares", a copy of which is delivered along with this Part A.

PORTFOLIO TRANSACTIONS

The frequency of portfolio transactions ("portfolio turnover rate") for each of the Portfolios (to the extent they had commenced operations by May 31, 1997) is contained in the annual report for those Portfolios included in the SAI. The portfolio turnover rate of a Portfolio will vary from year to year depending upon a variety of factors. An annual portfolio turnover rate of 100% would occur if all of the securities in a Portfolio were replaced once in a period of one year. Higher portfolio turnover rates may result in increased brokerage costs to the Portfolio and a possible increase in short-term capital gains (or losses). Norwest does not anticipate that the portfolio turnover rate of any other Portfolio will exceed 100%.

Commission rates for brokerage transactions are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to International Portfolio than would be the case for comparable transactions effected on U. S. securities exchanges.

Subject to a Portfolio's policy of obtaining the best price consistent with quality of execution of transactions, Norwest, Schroder and a Subadviser may employ Norwest Investment Services, Inc., Schroder Securities Limited and other broker-dealer affiliates of Norwest or Schroder (collectively "Affiliated Brokers") to effect brokerage transactions for the Portfolio. A Portfolio's payment of commissions to Affiliated Brokers is subject to procedures adopted by the Board to provide that the commissions will not exceed the usual and customary broker's commissions charged by unaffiliated brokers. No specific portion of a Portfolio's brokerage will be directed to Affiliated Brokers, and in no event will a broker affiliated with an adviser directing the transaction receive brokerage transactions in recognition of research services provided to the adviser.

MANAGEMENT OF THE PORTFOLIOS (ITEM 5 OF FORM N-1A)

TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board of Trustees. Forum Administrative Services, LLC ("FAS"), the Portfolios' administrator, provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.

INVESTMENT ADVISERS

Norwest serves as investment adviser of each Portfolio other than International Portfolio pursuant to investment advisory agreements between Norwest and the Trust. Norwest, which is located at Norwest Center, Sixth Street and Marquette, Minneapolis, Minnesota 55479, is an indirect subsidiary of Norwest Corporation, a multi-bank holding company that was incorporated under the laws of Delaware in 1929. As of June 30, 1997, Norwest Corporation had assets of $83.6 billion, which made it the 11th largest bank holding company in the United States. As of June 30, 1997, Norwest and its affiliates managed assets with a value of approximately $52.9 billion.

Schroder acts as investment adviser to International Portfolio pursuant to an investment advisory agreement with the Trust. Schroder, whose principal business address is 787 Seventh Avenue, New York, New York 10019, is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in 18 countries worldwide. The Schroder Group specializes in providing investment management services and has assets under management in excess of $175 billion.

SUBADVISERS

To assist Norwest in carrying out its obligations, certain of the Portfolios and Norwest have retained the services of the Subadvisers as follows:

          PORTFOLIO                           SUBADVISER
          ---------                           ----------
          Positive Return Bond Portfolio      Peregrine
          Stable Income Portfolio             Galliard
          Managed Fixed Income Portfolio      Galliard
          Strategic Value Bond Portfolio      Galliard
          Total Return Bond Portfolio            UCM
          Large Company Growth  Portfolio     Peregrine
          Disciplined Growth Portfolio          Smith
          Small Company Stock Portfolio        Crestone
          Small Company Growth Portfolio      Peregrine
          Small Company Value Portfolio       Peregrine
          Small Cap Value Portfolio             Smith

UCM, Galliard, Crestone, and Peregrine and Smith make investment decisions for Core Portfolios to which they act as investment subadviser and continuously review, supervise and administer those Portfolios' investment programs with respect to that portion, if any, of the Portfolios assets that Norwest believes should be managed by the Subadviser. Currently, each Subadviser manages all of the assets of each Portfolio that they subadvise. Norwest supervises the performance of each Subadviser, including their adherence to Portfolios' investment objectives and policies.

UCM, which is located at 1700 Lincoln Street, Suite 3301, Denver, Colorado 80274, is a division of Norwest Bank Colorado, N.A., a subsidiary of Norwest Corporation. UCM provides specialized investment advisory services to various institutional pension accounts. As of June 30, 1997 UCM managed over $2 billion in assets.

Galliard, which is located at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479, is an investment advisory subsidiary of Norwest Bank. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of June 30, 1997 Galliard managed over $3.1 billion in assets.

Crestone, which is located at 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111, is an investment adviser subsidiary of Norwest Bank. Crestone provides investment advice regarding companies with small market capitalization to various clients, including institutional investors. As of June 30, 1996, Crestone managed assets with a value of approximately $534 million.

Peregrine, which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402, is an investment adviser subsidiary of Norwest Bank. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings-investment plans and 401(k) plans. As of June 30, 1997 Peregrine managed over $5 billion in assets.

Smith Asset Management Group, L.P. Smith Group, whose principal business address is 500 Crescent Court, Suite 250, Dallas, Texas 75201 is a registered investment adviser. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individuals using a disciplined equity style. As of June 13, 1997, the Smith Group managed over $200 million in assets.

PORTFOLIO MANAGERS
Each Adviser is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the respective Portfolio's investments and effecting portfolio transactions for the Portfolios. The following persons, however, are primarily responsible for day-to-day management and, unless otherwise noted, have been since the inception of the Portfolio.
For periods prior to June 1, 1997, all persons associated with Norwest served in their current positions with Norwest Bank. Prior to that date Norwest Bank was the investment adviser of Index Portfolio and the predecessor portfolio of Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio. In addition to their responsibilities as listed below, each of the portfolio managers associated with Norwest may perform other portfolio management duties for Norwest Bank.

          MONEY MARKET PORTFOLIO/PRIME MONEY MARKET PORTFOLIO/SMALL CAP INDEX PORTFOLIO - David D. Sylvester and Laurie R. White. Mr. Sylvester has been associated with Norwest for 16 years, the last 8 years as a Vice President and Senior Portfolio Manager. He has over 20 years' experience in managing securities portfolios. Ms. White has been a Vice President and Senior Portfolio Manager of Norwest since 1991; from 1989 to 1991, she was a Portfolio Manager at Richfield Bank and Trust.

          POSITIVE RETURN PORTFOLIO - William D. Giese. Mr. Giese is a Senior Vice President of Peregrine. Mr. Giese has been a portfolio manager of Peregrine for over ten years and has over 20 years experience in fixed income securities management.

          STABLE INCOME PORTFOLIO - Karl P. Tourville. Mr. Tourville has been a principal of Galliard since 1995. He has been associated with Norwest and its affiliates since 1986, most recently as Vice President and Senior Portfolio Manager.

          STRATEGIC VALUE BOND PORTFOLIO - Richard Merriam. Senior Portfolio Manager/Principal of Galliard since 1995. Mr. Merriam directs the management of fixed income portfolios and oversees the trading and research functions at Galliard. Prior to joining Galliard, Mr. Merriam was Chief Investment Officer of Insight Investment Management. Before that, he served as a Senior Vice President at Washington Square Capital, where he oversaw management of nearly $5.0 billion in assets. Mr. Merriam has over 13 years investment management experience. He obtained a BA from the University of Michigan and a MBA from the University of Minnesota.

          MANAGED FIXED INCOME PORTFOLIO - Richard Merriam. Mr. Merriam has been a principal of Galliard since 1995. Prior thereto, he was the Chief Investment Officer of Insight Investment Management and prior thereto was associated with Washington Square Capital.

          TOTAL RETURN BOND PORTFOLIO - Mr. David B. Kinney. Mr. Kinney is a Vice President of UCM. He has been associated with Norwest and its affiliates since 1981.

          INDEX PORTFOLIO - David D. Sylvester and Laurie R. White. Mr. Sylvester and Ms. White began serving as portfolio managers of the Index Portfolio on January 1, 1996. For a description of Mr. Sylvester and Ms. White see "Money Market Portfolio/Rated Money Market Portfolio" above.

          INCOME EQUITY PORTFOLIO - David L. Roberts. Mr. Roberts has been a Senior Vice President of Norwest since 1991. Mr. Roberts has been associated with Norwest and its affiliates for over 20 years in various investment related capacities.

          LARGE COMPANY GROWTH PORTFOLIO - John S. Dale. Mr. Dale is a Senior Vice President of Peregrine. Mr. Dale has held various investment management positions with Norwest, Peregrine and their affiliates since 1968.

          DISCIPLINED GROWTH PORTFOLIO/SMALL CAP VALUE PORTFOLIO - Stephen
          S. Smith, CFA.  Mr. Smith is the Chief Investment Officer for
          Smith Group and is a principal in the firm. He has held this position since November, 1995. Prior thereto, Mr. Smith served as senior portfolio manger with NationsBank where he managed approximately $1 billion of client assets. At NationsBank, Mr.
          Smith held a variety of management positions including manager of the institutional asset management group, manager of the disciplined equity style used in a mutual fund and member of the Investment Policy Committee. At NationsBank he also served as sub-adviser for an identified segment in the disciplined equity style for an unaffiliated mutual fund. His educational background includes a B.S. in Industrial Engineering and an M.B.A., both received from the University of Alabama. He was awarded the Chartered Financial Analyst
          (CFA) designation in 1981.

          SMALL COMPANY STOCK PORTFOLIO - Kirk McCown, CFA. Mr. McCown is founder, President and a Director of Crestone, which was incorporated in 1990.

          SMALL COMPANY GROWTH PORTFOLIO - Robert B. Mersky. Mr. Mersky is the President of Peregrine Capital Management, Inc. Mr. Mersky has held various investment management positions with Norwest, Peregrine and their affiliates since 1977. From 1980 to 1984 he was head of investments for Norwest Bank.

          SMALL COMPANY VALUE PORTFOLIO - Tasso H. Coin, Jr. Mr. Coin has been a Senior Vice President of Peregrine since 1995. From 1992 to 1995 he was a research officer at Lord Asset Management, an investment adviser and prior thereto was associated with Morgan Stanley Asset Management.

          INTERNATIONAL PORTFOLIO - Mark J. Smith, a Director and First Vice President of Schroder along with Michael Perelstein, a Senior Vice President of Schroder, with the assistance of a Schroder investment committee, are primarily responsible for the day-to-day management of the Portfolio's investment portfolio. Mr. Smith has been a First Vice President of Schroder since April 1990 and a Director thereof since April 1993. He has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1983. Mr. Perelstein has been a Senior Vice President of Schroder since January 2, 1997. Prior thereto, Mr. Perelstein was a Managing Director at MacKay Shields. Mr. Perelstein has more than twelve years of international and global investment experience. Since January 1997, Messrs. Smith and Perelstein have served as portfolio managers of International Portfolio.

          ADVISORY FEES

For their services, Norwest and Schroder receive investment advisory fees from the Portfolios at the following annual rates of the Portfolio's average daily net assets.

          PORTFOLIO                              INVESTMENT ADVISORY FEE
          ---------                              -----------------------
          Prime Money Market Portfolio     0.40% (first $300 million of assets)
                                           0.36% (next $400 million of assets)
                                           0.32% (remaining assets)
          Money Market Portfolio           0.20% (first $300 million of assets)
                                           0.16% (next $400 million of assets)
                                           0.12% (remaining assets)
          Stable Income Portfolio                        0.30%
          Positive Return Bond Portfolio                 0.35%
          Strategic Value Bond Portfolio                 0.50%
          Managed Fixed Income Portfolio                 0.35%
          Total Return Bond Portfolio                    0.35%
          Index Portfolio                                0.15%
          Income Equity Portfolio                        0.50%
          Large Company Growth Portfolio                 0.65%
          Disciplined Growth Portfolio                   0.90%
          Small Company Stock Portfolio                  0.90%
          Small Company Growth Portfolio                 0.90%
          Small Company Value Portfolio                  0.90%
          Small Cap Value Portfolio                      0.95%
          Small Cap Index Portfolio                      0.15%
          International Portfolio                        0.45%


Norwest (and not Portfolios) pays each Subadviser a fee for their investment subadvisory services. This compensation does not increase the amount paid by Core Portfolios to Norwest for investment advisory services.

Each Adviser places orders for the purchase and sale of assets they manage with brokers and dealers selected by and in the discretion of the respective Adviser. Each Adviser seeks "best execution" for all portfolio transactions, but a

Portfolio may pay higher than the lowest available commission rates when an adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

CUSTODIAN

Norwest Bank serves as the custodian for each Portfolio and may appoint subcustodians to custody foreign securities and other assets held in foreign countries. For its custodial services, Norwest Bank receives a fee with respect to each Portfolio (other than International Portfolio) at an annual rate of 0.02% of the first $100 million of the Portfolio's average daily net assets, 0.015% of the next $100 million of the Portfolio's average daily net assets and 0.01% of the Portfolio's remaining average daily net assets. With respect to International Portfolio, Norwest receives a fee at an annual rate of 0.075% of the Portfolio's average daily net assets. Norwest has appointed Morgan Stanley as the sub-custodian for International Portfolio, which employs foreign subcustodians to maintain International Portfolios' foreign assets outside the United States.

ADMINISTRATOR, INTERESTHOLDER RECORDKEEPER AND FUND ACCOUNTANT

FAS supervises the overall management of the Portfolios, including the Portfolios' receipt of services for which the Trust is obligated to pay, and provides the Trust and Portfolios' with general office facilities pursuant to an Administration Agreement with the Trust. As of June 1, 1997, FAS and its affiliates provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $25.5 billion. For its services FAS receives a fee with respect to each Portfolio (other than International Portfolio) at an annual rate of 0.05% of the Portfolio's average daily net assets. With respect to International Portfolio, FAS receives a fee at an annual rate of 0.15% of the Portfolio's average daily net assets.

Forum Accounting Services, LLC ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Trust's interestholder recordkeeper and fund accountant. Forum Accounting is an affiliate of Forum. For its services, Forum Accounting receives a base fee of $48,000 per year for each Portfolio plus additional amounts depending on the assets of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.

EXPENSES

Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the Portfolios in proportion to their average net assets or as otherwise determined by the Board.

CAPITAL STOCK AND OTHER SECURITIES (ITEM 6 OF FORM N-1A)

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has 21 series; the Trust reserves the right to create and issue additional series.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective beneficial interests in the Portfolio.

Under the Portfolios' method of operations, they are not be subject to any income tax. However, each investor in a Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to Forum Financial Services, Inc.

PURCHASE OF SECURITIES (ITEM 7 OF FORM N-1A)

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays, except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas ("Business
Day").

Each investor in a Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Securities owned by a Portfolio for which market quotations are readily available are valued at current market value or, in their absence, at fair value as determined by the Board.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. In addition, trading in foreign securities generally or in a particular country or countries may not take place on all Business Days or may take place on days other than Business Days. Trading does take place in various foreign markets, however, on days on which the Portfolio's NAV is not calculated. Calculation of the NAV per beneficial interest may not occur contemporaneously with the determination of the prices of the foreign securities used in the calculation. Events affecting the values of foreign securities that occur after the time their prices are determined and before a Portfolio's determination of NAV will not be reflected in the Portfolio's calculation of NAV unless NIM or Schroder determines that the particular event would materially affect NAV, in which case an adjustment would be made.

All assets and liabilities of a Portfolio denominated in foreign currencies are converted into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is Forum. The principal business address of Forum is Two Portland Square, Portland, Maine 04101. Forum receives no compensation for serving as the exclusive placement agent for the Trust.

REDEMPTION OR REPURCHASE (ITEM 8 OF FORM N-1A)

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

PENDING LEGAL PROCEEDINGS (ITEM 9 OF FORM N-1A)

Not applicable.

                                        PART B
                                CORE TRUST (DELAWARE)


PRIME MONEY MARKET PORTFOLIO                 SMALL COMPANY STOCK PORTFOLIO
MONEY MARKET PORTFOLIO                       SMALL COMPANY GROWTH PORTFOLIO
POSITIVE RETURN BOND PORTFOLIO               SMALL COMPANY VALUE PORTFOLIO
STABLE INCOME PORTFOLIO                      INTERNATIONAL PORTFOLIO
MANAGED FIXED INCOME PORTFOLIO               STRATEGIC VALUE BOND PORTFOLIO
TOTAL RETURN BOND PORTFOLIO                  DISCIPLINED GROWTH PORTFOLIO
INDEX PORTFOLIO                              SMALL CAP VALUE PORTFOLIO
INCOME EQUITY PORTFOLIO                      SMALL CAP INDEX PORTFOLIO
LARGE COMPANY GROWTH PORTFOLIO


Part B of this Registration Statement on Form N-1A, as amended through the date hereof, relating to the above listed portfolios of Core Trust (Delaware), consists of the following Private Placement Memorandum -- Statement of Additional Information.

                             PRIVATE PLACEMENT MEMORANDUM
                                     October 1, 1997

                                        PART B
                         STATEMENT OF ADDITIONAL INFORMATION


This Part B to the Private Placement Memorandum (the "Statement of Additional Information" or "SAI") relates to beneficial interests in the PRIME MONEY
MARKET PORTFOLIO, MONEY MARKET PORTFOLIO, POSITIVE RETURN BOND PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, TOTAL RETURN BOND PORTFOLIO, INDEX PORTFOLIO, INCOME EQUITY PORTFOLIO, LARGE COMPANY GROWTH PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, and INTERNATIONAL PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO (each a "Portfolio" and collectively, the "Portfolios") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company. This SAI and supplements Part A of the Private Placement Memorandum (the "Part A") dated October 1, 1997, relating to the Portfolios.

This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolios. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc. ("Forum"), the Trust's placement agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including the Memorandum and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

_______________________________________________________________________________

                                  TABLE OF CONTENTS
                                                                   Page
          General Information and History . . . . . . . . . . . .
          Investment Objectives and Policies. . . . . . . . . . .
          Management of the Trust . . . . . . . . . . . . . . . .
          Control Persons and Principal Holders of Securities
          Investment Advisory and Other Services. . . . . . . . .
          Brokerage Allocation and Other Practices. . . . . . . .
          Capital Stock and Other Securities. . . . . . . . . . .
          Purchase, Redemption and Pricing of Securities. . . . .
          Tax Status. . . . . . . . . . . . . . . . . . . . . . .
          Underwriters. . . . . . . . . . . . . . . . . . . . . .
          Calculation of Performance Data . . . . . . . . . . . .
          Financial Statements. . . . . . . . . . . . . . . . . .
______________________________________________________________________________

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

GENERAL INFORMATION AND HISTORY (ITEM 12 OF FORM N-1A)

Since its creation on September 1, 1994, the trust has solely conducted business as an investment company under the name Core Trust (Delaware).

INVESTMENT OBJECTIVES AND POLICIES (ITEM 13 OF FORM N-1A)

                                 INVESTMENT POLICIES

Part A contains information about the investment objectives, policies and restrictions of each Portfolio. The following discussion is intended to supplement the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

      "Advisers" shall mean, collectively, Norwest, Schroder, UCM, Galliard,
       Crestone, Peregrine and Smith, or, Norwest and any Subadviser.

      "Board" shall mean the Board of Trustees of the Trust.

      "CFTC" shall mean the U.S. Commodities Futures Trading Commission.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Crestone" shall mean Crestone Capital Management, Inc.

     "Custodian" shall mean Norwest Bank acting in its capacity as custodian of a Fund.

     "Forum Accounting" shall mean Forum Accounting Services, LLC, the Trust's interestholder recordkeeper and fund accountant.

     "Fitch" shall mean Fitch Investors Service, L.P.

     "Forum" shall mean Forum Financial Services, Inc., the Trust's placement agent.

     "Forum Administrative" shall mean Forum Administrative Services, LLC, the Portfolios' administrator.

     "Galliard" shall mean Galliard Capital Management, Inc.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Norwest" shall mean Norwest Investment Management, Inc., a subsidiary of Norwest Bank Minnesota, N.A.

     "Norwest Bank" shall mean Norwest Bank Minnesota, N.A., the
     Portfolio's custodian.

     "NRSRO" shall mean a nationally recognized statistical rating organization.

     "Peregrine" shall mean Peregrine Capital Management, Inc.

     "Portfolio" shall mean Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, International Portfolio, Strategic Value Bond Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio, seventeen separate portfolios of the Trust.

     "Schroder" shall mean Schroder Capital Management Inc..

     "Smith" shall mean Smith Asset Management Group, LP.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "S&P" shall mean Standard & Poor's Rating Group.

     "Subadvisers" shall mean, collectively, UCM, Galliard, Crestone, Peregrine and Smith.

     "UCM" shall mean United Capital Management, a part of Norwest Bank Colorado, N.A.

     "U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1940 Act" shall mean the Investment Company Act of 1940, as amended.

INCORPORATED ITEMS
A description of additional envestment policies and risk considerations with respect to each Portfolio is incoporated by reference from the sections entitled "Investment Policies" and "Appendix A" of the statement of additional information of Norwest Advantage Funds offering among other shares, "I Shares," a copy of which is delivered with this SAI.

                                INVESTMENT LIMITATIONS

Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the limitation.

FUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are fundamental policies of the Portfolio and cannot be changed without the affirmative vote of the lesser of (a) more than 50% of the outstanding interests of the Portfolio or (b) 67% or more of the interests present at an interestholders' meeting if more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy.

Whenever reference is made throughout this SAI or the applicable prospectus to the limitations of the 1940 Act, to "the extent permitted by the 1940 Act" or to similar language, the reference shall be deemed to include reference to any exemptive order obtained by the Trust or which may be relied upon by the Trust.

(1)       DIVERSIFICATION

          Each of INDEX PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, INTERNATIONAL PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO may not, with respect to 75% of its assets, purchase a security (other than a U.S. Government Security or a security of an investment company) if, as a result (i) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, or (ii) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

          EACH OTHER PORTFOLIO may not, with respect to 75% of its assets, purchase a security (other than a U.S. Government Security or a security of an investment company) if, as a result (i) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, or (ii) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer

(2)       CONCENTRATION

          Each of INDEX PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO, SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO and INTERNATIONAL PORTFOLIO may not purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however that there is no limit on investments in U.S. Government Securities, repurchase agreements covering U.S. Government Securities, and issuers domiciled in a single country; that financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); and that utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone).

          PRIME MONEY MARKET PORTFOLIO and MONEY MARKET PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, (i) there is no limit on investments in U.S. Government Securities, in repurchase agreements covering U.S. Government Securities or in foreign government securities, (ii) municipal securities are not treated as involving a single industry, (iii) there is no limit on investment in issuers domiciled in a single country, (iv) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance) and (v) utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone); and provided the Portfolio will invest more than 25% of the value of the Portfolio's total assets in obligations of domestic and foreign financial institutions and their holding companies. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

          TOTAL RETURN BOND PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, (i) there is no limit on investments in U.S. Government Securities, or in repurchase agreements covering U.S. Government Securities, (ii) mortgage-related or housing-related securities (including mortgage-related or housing-related U.S. Government Securities) and municipal securities are not treated as involving a single industry, (iii) financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance), (iv) utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone). Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

          POSITIVE RETURN PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME PORTFOLIO, INCOME EQUITY PORTFOLIO and LARGE COMPANY GROWTH PORTFOLIO may not purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S.

          Government Securities, repurchase agreements covering U.S. Government Securities, foreign government securities, mortgage-related or housing-related securities, municipal securities and issuers domiciled in a single country; that financial service companies are classified according to the end users of their services (for example, automobile finance, bank finance and diversified finance); that utility companies are classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to
          Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

          Each of STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED
          GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO may not purchase securities if, as a result, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however that there is no limit on investments in U.S. Government Securities or repurchase agreements covering U.S. Government Securities. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

(3)       BORROWING

          Each of INDEX PORTFOLIO, SMALL COMPANY STOCK PORTFOLIO,
          SMALL COMPANY GROWTH PORTFOLIO, SMALL COMPANY VALUE PORTFOLIO, INTERNATIONAL PORTFOLIO, STRATEGIC VALUE BOND PORTFOLIO, DISCIPLINED GROWTH PORTFOLIO, SMALL CAP VALUE PORTFOLIO and SMALL CAP INDEX PORTFOLIO may borrow money from a bank for temporary or emergency purposes, including the meeting of redemption requests, but not in excess of 33 1/3% of the value of the Portfolio's total assets (as computed immediately after the borrowing).

          EACH OTHER PORTFOLIO may not borrow money if, as a result, outstanding borrowings would exceed an amount equal to 33 1/3% of the Portfolio's total assets.

(4)       ISSUANCE OF SENIOR SECURITIES

          EACH PORTFOLIO may not issue senior securities except to the extent permitted by the 1940 Act.

(5)       UNDERWRITING ACTIVITIES

          EACH PORTFOLIO may not underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(6)       MAKING LOANS

          EACH PORTFOLIO may not make loans, except the Portfolio may enter into repurchase agreements, purchase debt securities that are otherwise permitted investments and lend portfolio securities.

(7)       PURCHASES AND SALES OF REAL ESTATE

          EACH PORTFOLIO may not purchase or sell real estate, any interest thereinor real estate limited partnership interests, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.

(8)       PURCHASES AND SALES OF COMMODITIES

          EACH PORTFOLIO may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not deemed to be physical commodities.

NONFUNDAMENTAL LIMITATIONS

Each Portfolio has adopted the following investment limitations which are not fundamental policies of the Portfolio and may be changed by the Board.

(1)       BORROWING

          Borrowing for other than temporary or emergency purposes or meeting redemption requests is limited to 5% of the value of the Portfolio's total assets. Where the Portfolio establishes a segregated account to limit the amount of leveraging of the Portfolio with respect to certain investment techniques, the Portfolio does not treat those techniques as involving borrowings for purposes of this limitation.

(2)       ILLIQUID SECURITIES

          MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio'sPorfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities which are not readily marketable, including securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

          EACH OTHER PORTFOLIO may not acquire securities or invest in repurchase agreements with respect to any securities if, as result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities which are not readily marketable, including securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

(3)       OTHER INVESTMENT COMPANIES

          Each Portfolio may not invest in securities of another investment company, except to the extent permitted by the 1940 Act.

(4)       MARGIN AND SHORT SALES

          Each Portfolio may not purchase securities on margin or make short sales of securities (except short sales against the box) except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. Each Portfolio may make margin deposits in connection with permitted transactions in options and futures contracts.

          EACH PORTFOLIO may not enter short sales if, as a result, more that 25% of the value of the Portfolio's total assets would be so invested, or such a position would represent more than 2% of the outstanding voting securities of any single issuer or class of an issuer.

(5)       UNSEASONED ISSUERS

          Each Portfolio may not invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest, if, as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

(6)       PLEDGING

          Each Portfolio may not pledge, mortgage, hypothecate or encumber any of its assets except to secure permitted borrowings.

(7)       SECURITIES WITH VOTING RIGHTS

          MONEY MARKET PORTFOLIO, PRIME MONEY MARKET PORTFOLIO, POSITIVE RETURN PORTFOLIO, STABLE INCOME PORTFOLIO, MANAGED FIXED INCOME
          PORTFOLIO and TOTAL RETURN BOND PORTFOLIO may not purchase securities having voting rights except securities of other investment companies; provided that the Portfolios may hold securities with voting rights obtained through a conversion or other corporate transaction of the issuer of the securities, whether or not the Portfolio was permitted to exercise any rights with respect to the conversion or other transaction.

(8)       LENDING OF PORTFOLIO SECURITIES

          EACH PORTFOLIO may not lend portfolio securities if the total value of all loaned securities would exceed 33 1/3% of the Fund's total assets.

(9)       OPTIONS AND FUTURES CONTRACTS

          MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not invest in options, futures contracts or options on futures contracts.

          NO OTHER PORTFOLIO may purchase an option if, as a result, more that 5% of the value of the Portfolio's total assets would be so invested.

(10)      WARRANTS

          EACH PORTFOLIO may not invest in warrants if (i) more than 5% of the value of the Portfolio's net assets would will be invested in warrants (valued at the lower of cost or market) or (ii) more than 2% of the value of the Portfolio's net assets would be invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange; provided, that warrants acquired by a Portfolio attached to securities are deemed to have no value.

(11)      PURCHASES AND SALES OF COMMODITIES

          MONEY MARKET PORTFOLIO and PRIME MONEY MARKET PORTFOLIO may not purchase or sell physical commodities or contracts, options or options on contracts to purchase or sell physical commodities, provided that currencies and currency-related contracts and contracts on indices are not be deemed to be physical commodities.

MANAGEMENT OF THE TRUST (ITEM 14 OF FORM N-1A)

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk. John Y. Keffer and David R. Keffer are brothers.

John Y. Keffer*, Chairman and President (age 54).

          President and Director, Forum Financial Services, Inc. (a registered broker-dealer), Forum Financial Corp. (a registered transfer agent) and Forum Advisors, Inc. (a registered investment adviser). Mr. Keffer is a Trustee/Director and/or officer of various registered investment companies for which Forum Financial

          Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 52).

          Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of
          Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles,
          405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee (age 53).

          Founder and President, Technology Marketing Associates (a marketing company for small and medium size businesses in New England) since 1991. During November 1991 to September 1994, Mr. Cheng provided marketing and sales support to Forum. Mr. Cheng was President of Network Dynamics, Inc. (a software development company). Prior thereto His address is 27 Temple Street,
          Belmont, MA 02718.

J. Michael Parish, Trustee (age 52).

          Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989.
          His address is 40 West 57th Street, New York, New York.

Sara M. Morris, Vice President, Assistant Secretary and Assistant Treasurer (age 33).

          Managing Director, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, from 1991 to 1994 Ms. Clark was Controller of Wright Express Corporation (a national credit card company) and for six years prior thereto was employed at Deloitte & Touche LLP as an accountant. Ms. Clark is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. Her address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Vice President and Assistant Secretary (age 42).

          Counsel, Forum Financial Services, Inc. since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland
          Square, Portland, Maine 04101.

Richard C. Butt, Treasurer (age 40).

          CPA, Managing Director, Operations, Forum Financial Corp. since 1996. Prior thereto, Mr. Butt was a consultant in the financial services division of KPMG Peat Marwick LLP ("KPMG"). Prior to his employment at KPMG, Mr. Butt was President of 440 Financial Distributors, Inc., the distribution subsidiary of 440 Financial Group, and Senior Vice President of the parent company. Prior thereto, he was a Vice President at Fidelity Services Company.
          Mr. Butt is responsible for fund accounting and transfer agency at Forum. His address is Two Portland Square, Portland, Maine
          04101.

David I. Goldstein, Secretary (age 35).

          General Counsel, Forum Financial Services, Inc., with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart LLP. Mr. Goldstein is also an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor. His address is Two Portland Square, Portland, Maine 04101.

Renee A. Walker, Assistant Secretary (age 27).

          Fund Administrator, Forum Financial Services, Inc., with which she has been associated since 1994. Prior thereto, Ms. Walker was an administrator at Longwood Partners (the manager of a hedge fund partnership) for a year. After graduating from college, from 1991 to 1993, Ms. Walker was a sales representative assistant at PaineWebber Incorporated (a broker-dealer). Her address is Two Portland Square, Portland, Maine 04101.

Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the year ended May 31, 1997, the Portfolios' fiscal year end.

                            Total Compensation
                              from the Trust
                            ------------------
Costas Azariadis                  $3,500
James C. Cheng                    $3,500
J. Michael Parish                 $3,500


CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES (ITEM 15 OF FORM N-1A)

As of the date hereof Forum and its affiliates owned all of the interests in Strategic Value Bond Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio. It is expected that shortly after each of Strategic Value Bond Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio commences operations substantially all of the interest in those Portfolos, will be owned by various series of Norwest Advantage Funds, a Delaware business trust registered with the SEC as an open-end, management investment company.

Norwest Advantage Funds has informed the Trust that whenever a series of Norwest Advantage Funds that invests all of its investable assets in a Portfolio is requested to vote on matters pertaining to a Portfolio, that series will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. In addition, Norwest Advantage Funds has informed the Trust that it will similarly hold a meeting of its shareholders whenever it is requested to vote on matters pertaining to a Portfolio if required by law to do so. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES (ITEM 16 OF FORM N-1A)

                             INVESTMENT ADVISORY SERVICES

Norwest Investment Management, Inc., a subsidiary of Norwest Bank Minnesota, N.A., acts as investment adviser to the Portfolios (except International Portfolio) and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.

Schroder acts as investment adviser to International Portfolio and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, those Portfolios.

Crestone Capital Management, Inc. ("Crestone"), an investment advisory subsidiary of Norwest Bank, is the investment subadviser of Small Company Stock Portfolio and is an investment subadviser of Diversified Equity Fund and Growth Equity Fund. Crestone provides investment advice regarding companies with small capitalization to various clients, including institutional investors."

Galliard Capital Management, Inc. ("Galliard"), an investment advisory subsidiary of Norwest Bank, is the investment subadviser of Stable Income Portfolio, Managed Fixed Income Portfolio and Strategic Value Bond
Portfolio. Galliard provides investment advice regarding advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities

Peregrine Capital Management, Inc. ("Peregrine"), an investment advisory subsidiary of Norwest, is the investment subadviser of Small Company Growth Portfolio, Large Company Growth Portfolio and Small Company Value Portfolio. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings-investment plans and 401(k) plans.

United Capital Management, Inc. ("UCM"), a part of Norwest Bank Colorado, N.A. is the investment subadviser of Total Return Bond Portfolio. UCM provides specialized investment advisory services to various institutional clients.

Smith Asset Management Group, L.P. ("Smith"), a registered investment adviser, is the investment subadviser of Disciplined Growth Portfolio and Small Cap Value Portfolio. Smith group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net worth individuals.

The investment advisory agreement for each Portfolio ("Advisory Agreement") will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Norwest or Schroder, as applicable, or (ii) by Norwest or Schroder on 60 days' written notice to the Trust. Each Advisory Agreement terminates automatically upon its assignment.

Each Investment Subadvisory Agreement is terminable without penalty by the Fund on 60 days' written notice when authorized either by vote of the Fund's shareholders or by a vote of a majority of the Board, or by an Adviser on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Investment Subadvisory Agreement also provides that neither an Advisor nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Investment Subadvisory Agreement. The Investment Subadvisory Agreement provides that an Advisor may render services to others.

The advisory fees, as described in Part A, are accrued daily and paid monthly. An Adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the Advisers may render service to others.

The following table shows the dollar amount of fees payable under the Advisory Agreements between the Advisers and the Trust with respect to Index Portfolio, Small Company Portfolio and International Portfolio, the amount of the fee that was waived or reimbursed by Norwest, if any, and the actual fee received by Norwest or Schroder. The data is for the past three fiscal years.

                                              Fee Waived or     Fee          Fee
                                      Fee      Reimbursed    Retained by  Retained by
                                    Payable    by Norwest      Norwest     Schroder
                                   ---------  -------------  -----------  -----------
Index Portfolio
   Year ended May 31, 1997           592,067     592,067           0          N/A
   Year ended May 31, 1996           281,183     281,183           0          N/A
   Year ended October 31, 1995       359,914     359,914           0          N/A

Small Company Portfolio
  (the predecessor to each of Small Company Stock Portfolio, Small Company
  Growth Portfolio and Small Company Value Portfolio)
   Year ended May 31, 1997         3,920,805   3,920,805           0          N/A
   Year ended May 31, 1996         1,844,601   1,844,601           0          N/A
   Year ended October 31, 1995     2,260,342   2,260,342           0          N/A
International Portfolio
   Year ended May 31, 1997           812,485      N/A             N/A         812,485
   Year ended May 31, 1996         1,005,925   1,005,925           0        1,005,925
   Year ended October 31, 1995     1,231,536   1,231,536           0        1,231,536


                               ADMINISTRATIVE SERVICES

Pursuant to an Administration Agreement with the Trust, FAS supervises the overall administration of the Portfolios which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between Forum and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of that Portfolio and, in either case, by a majority of the Trustees who are not parties to the Management Agreement or interested persons of any such party.

The Administration Agreement may be terminated with respect to each Portfolio without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

The following table shows the dollar amount of fees payable under the Administration Agreement between Forum and the Trust with respect to each Portfolio, the amount of fee that was waived or reimbursed by Forum, if any, and the actual fee received by Forum. The data is for the past three fiscal years ended. Forum's fees are accrued daily and paid monthly.

                                         Fee         Fee          Fee
                                       Payable     Waived       Retained
                                      ---------   --------      --------
Index Portfolio
   Year ended May 31, 1997             $394,711   $163,837      $230,874
   Year ended May 31, 1996             $187,455     $7,045      $180,410
   Year ended October 31, 1995         $239,943    $16,182      $239,943

Small Company Portfolio
  (the predecessor to each of Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio)
   Year ended May 31, 1997             $435,635   $150,977      $284,658

   Year ended May 31, 1996             $204,956     $1,250      $203,706
   Year ended October 31, 1995         $251,149         $0      $251,149

International Portfolio II
   Year ended May 31, 1997             $270,828   $141,294      $129,534
   Year ended May 31, 1996             $223,539         $0      $223,539
   Year ended October 31, 1995         $273,675       $605      $273,070


                                      CUSTODIAN

Norwest Bank, 733 Marquette Avenue, Minneapolis, Minnesota 55479-0040, is the custodian of the Portfolio's assets. Morgan Stanley acts as sub-custodian of International Portfolio's assets, but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolios. Pursuant to rules adopted under the 1940 Act, each Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors. Morgan Stanley employs qualified foreign subcustodians to provide custody of International Portfolio's assets in accordance with applicable regulations.

                                 PORTFOLIO ACCOUNTING

Forum Accounting, an affiliate of Forum, performs portfolio accounting services for each Portfolio pursuant to a Fund Accounting Agreement with the Trust. The Fund Accounting Agreement will continue in effect only if such continuance is specifically approved at least annually by the Board or by a vote of the shareholders of the Trust and in either case by a majority of the Trustees who are not parties to the Fund Accounting Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Fund Accounting Agreement.

Under its agreement, Forum Accounting preparesprepares and maintains books and records of each Fund on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Fund (and class thereof) and dividends and capital gain distributions and prepares periodic reports to shareholders and the SEC. For its accounting services, Forum Accounting receives from the Trust with respect to each Portfolio a fee of $36,000 per year plus certain amounts based upon the type of Portfolio, and number and types of portfolio transactions within each Portfolio. In addition, for its interestholder recordkeeping services, Forum Accounting is paid $12,000 for each Portfolio.

                                 INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, has served as independent auditors for the Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio and International Portfolio since the inception of those Portfolios and has been appointed indpendent auditors also of Small Cap Index
Portfolio and Small Cap Value Portfolio. The Board has elected KPMG Peat Marwick LLP, 99 High Street, Boston, MA 02110, independent auditors, to serve as the independent auditors for the other Portfolios for the fiscal year ending May 31, 1998.

BROKERAGE ALLOCATION AND OTHER PRACTICES (ITEM 17 OF FORM N-1A)

Investment decisions for the Portfolios will be made independently from those for any other client account or investment company that is or may in the future become managed by an Adviser or their affiliates. Investment decisions are the product of many factors including basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in an Adviser's opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. In addition, when purchases or sales of the same security for the Portfolio and other client accounts managed by an Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

Purchases and sales of fixed income portfolio securities are generally effected as principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities.
There usually are no brokerage commissions paid for such purchases. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and ask prices In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup In underwritten offerings, the price includes a disclosed fixed commission or discount.

Purchases and sales of equity securities on exchanges are generally effected through brokers who charge commissions except in the over-the-counter markets. Allocations of transactions to brokers and dealers and the frequency of transactions are determined by Norwest or Schroder, as applicable, in its best judgment and in a manner deemed to be in the best interest of holders of beneficial interests of the Portfolios rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on foreign stock exchanges these commissions are generally fixed. Where transactions are executed in the over-the-counter market, the Portfolio will seek to deal with the primary market makers; but where necessary in order to obtain best execution, it will utilize the services of others. In all cases the Portfolio will attempt to negotiate best execution.

A Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commission, including certain dealer spreads, paid in connection with securities transactions, Norwest and Schroder take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. Norwest and Schroder may also take into account payments made by brokers effecting transactions for a Portfolio (i) to the Portfolio or (ii) to other persons on behalf of the Portfolio for services provided to it for which it would be obligated to pay.

In addition, an Adviser may give consideration to research services furnished by brokers for their use and may cause the Portfolio to pay these brokers a higher amount of commission than may be charged by other brokers. Such research and analysis may be used by Norwest and Schroder in connection with services to clients other than the Portfolios, and advisory fees are not reduced by reason of their receipt of the research services.

Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized the Advisers to employ their respective affiliates to effect securities transactions of the Portfolios, provided certain other conditions are satisfied. Payment of brokerage commissions to an affiliate of an Adviser, as applicable, for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company, or an affiliated person of another person so affiliated, not exceed the usual and customary brokers' commissions for such transactions. It is the Portfolios' policy that commissions paid to Schroder Muenchmeyer ("Muenchmeyer"), Norwest Investment Services, Inc. ("Norwest Services") and other affiliates of either Norwest or Schroder will, in the judgment of the adviser responsible for making portfolio decisions and selecting brokers, be (i) at least as favorable as commissions contemporaneously charged by the affiliate on comparable transactions for its most favored unaffiliated customers and (ii) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures to ensure that commissions paid to affiliates of Norwest or Schroder by the Portfolios satisfy the foregoing standards.

The Trust has no understanding or arrangement to direct any specific portion of its brokerage to Muenchmeyer or Norwest Services, and will not direct brokerage to Muenchmeyer or Norwest Services in recognition of research services.

For the fiscal years ended October 31, 1995, and May 31, 1996 and 1997, the aggregate brokerage commissions incurred by the Portfolios were as follows:
Index Portfolio, $84,456.51, and $74,898.21 and $________, Small Company Portfolio $758,509.92, and $784,781.71 and $__________, International
Portfolio $212,757.45, and $188,843.90, and $________and International
Portfolio II $730,490.67, and $434,449.57 and $__________, of which 0.004%
($828.05), and 0% ($0.00) and __% ($___) was paid for the years ended October 31, 1995, and May 31, 1996 and 1997, respectively, to Muenchmeyer with respect to International Portfolio, and of which 0.001%, ($966.05), and 0% ($0.00) and ___% ($___) was paid for the years ended October 31, 1995, and May 31, 1996 and 1997, respectively, to Muenchmeyer with respect to International Portfolio II. During those periods, approximately 0.002%, and 0% and ___% of the total dollar amount of transactions by International Portfolio, and 0.002%, and 0% and ___% of the total dollar amount of transactions by International Portfolio II involving the payment of commissions were effected through Muenchmeyer, for the years ended October 31, 1995, and May 31, 1996 and 1997, respectively.

Transactions in futures contracts are executed through futures commission merchants ("FCMs"), who receive brokerage commissions for their services. The Trust's procedures in selecting FCMs to execute the Trust's transactions in futures contracts, including procedures permitting the use of affiliates of Norwest or Schroder, are similar to those in effect with respect to brokerage transactions in securities.

The Trust will not purchase securities that are offered in underwritings in which any affiliate of Norwest or Schroder is a member of the underwriting or selling group, except pursuant to procedures adopted by the Board pursuant to Rule 10f-3 under the 1940 Act. Among other things, these procedures require that the spread or commission paid in connection with such a purchase be reasonable and fair, the purchase be at not more than the public offering price prior to the end of the first business day after the date of the public offering and that Norwest, Schroder or any affiliates thereof not participate in or benefit from the sale to the Trust.

CAPITAL STOCK AND OTHER SECURITIES (ITEM 18 OF FORM N-1A)

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES (ITEM 19 OF FORM N-1A)

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities," and "Redemption or Repurchase" in Part A.

The Trust was granted an exemptive order by the Commission which allows only open-end management investment companies or their separate series for which Norwest (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser (collectively, "Norwest Gateways") to invest in Index Portfolio, Small Company Portfolio and International Portfolio II. The original exemptive order, which imposed several substantive conditions upon the Trust and Norwest Advantage Funds, was amended effective August 6, 1996, to permit any Norwest Advantage Fund to invest all or a portion of its assets in a Core Trust portfolio, irrespective of investment style, and which removed certain restrictions imposed on the Trust thereby permitting the Trust to accept investments from persons other than Norwest Advantage Funds.

TAX STATUS (ITEM 20 OF FORM N-1A)

Each Portfolio is classified for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, no Portfolio is subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to Delaware income or franchise tax.

Each investor in a Portfolio is deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (if applicable). Accordingly, each Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

Each Portfolio (except Index Portfolio) may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC indirectly through its interest in a Portfolio will be subject to federal income tax on its proportionate share of a portion of any "excess distribution" received by the Portfolio on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, each RIC investor in the Portfolio would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the RIC investor to satisfy the distribution requirements applicable to it -- even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

The Portfolios' use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolios realize in connection therewith. For each Portfolio, gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income.

UNDERWRITERS (ITEM 21 OF FORM N-1A)

FAS, Two Portland Square, Portland, Maine 04101, serves as the Portfolios' administrator and Forum, Two Portland Square, Portland, Maine 04101 serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.

CALCULATION OF PERFORMANCE DATA (ITEM 22 OF FORM N-1A)

Not applicable.

FINANCIAL STATEMENTS (ITEM 23 OF FORM N-1A)

The annual report of Index Portfolio, Small Company Portfolio (the predecessor to Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio), and International Portfolio (formerly called International Portfolio II) for the fiscal year ended May 31, 1997, including statements of assets and liabilities, statements of operations and statements of changes in net assets for each Portfolio, and the notes thereto, and the report of the independent accountants, Coopers & Lybrand L.L.P., thereon, which are delivered herein are incorporated herein by reference.

                                        PART C
                                  OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

(a)       FINANCIAL STATEMENTS.

          INCLUDED IN PART A

          Not Applicable.

          INCLUDED IN PART B

          For all Portfolios:

              Audited financial statements for the fiscal year ended
              May 31, 1997, including: statements of assets and liabilities, statements of operations, statements of changes in net assets, notes to financial statements, portfolios of investments and independent auditor's report thereon.

(b)       EXHIBITS:

          (1)  Copy of Trust Instrument (See Note A)

          (2)  Not Applicable.

          (3)  Not Applicable.

          (4)  Not Applicable.

          (5) (a) Copy of the Investment Advisory Agreement between Registrant and Norwest Bank Minnesota, N.A ("Norwest") (See Note B).

               (b) Copy of the Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc.(See Note B).

               (c) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. (See Note B).

               (d) Copy of the Investment Advisory Agreement among Registrant, Linden Asset Management, Inc. and Forum Advisors, Inc.
                    (See Note B).

               (e) Copy of the Investment Advisory Agreement between Registrant and Forum Advisors, Inc. (See Note B).

               (f) Copy of the Investment Advisory Agreement among Registrant, Forum Advisors, Inc., and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant
                    (See Note B).

               (g) Copy of the Investment Advisory Agreement between Registrant and Linden Asset Management, Inc. relating to the Treasury Portfolio of Registrant. (See Note B)

          (6)  Not required.

          (7)  Not Applicable.

          (8) (a) Copy of the Custodian Agreement between Registrant and Norwest (See Note B).

               (b) Copy of the Custodian Agreement between Registrant and The Chase Manhattan Bank, N.A. ("Chase") (See Note B).

               (c) Copy of the Foreign Subcustody Agreement between Chase and various foreign subcustodians (See Note A).

               (d) Copy of the Custodian Agreement between Registrant and Imperial Trust Company (See Note B).

               (e) Copy of the Custodian Agreement between Registrant and First National Bank of Boston, N.A. (See Note B).

          (9)  (a)  Copy of the Administration Agreement between Registrant
                    and Forum Financial Services, Inc.   (See Note B).

               (b) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. (See Note B).

               (c) Copy of the Placement Agent Agreement between Registrant and Forum. (See Note B).

               (d) Copy of the Administration Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

               (e) Copy of the Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

               (f) Copy of the Placement Agent Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).

          (10) Not required.

          (11) Not required.

          (12) Not required.

          (13) Not Applicable.

          (14) Not Applicable.

          (15) Not Applicable.

          (16) Not Applicable.

          (17) Financial Data Schedule.

          (18) Not Applicable.

Note A:  Filed in Registrant's Registration Statement on November 10, 1994.

Note B. Filed in Amendment No. 5 to Registrant's Registration Statement on September 30, 1996.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
          --------------------------------------------------------------

As of September 30, 1997 substantially all of the interests in Index Portfolio, Small Company Portfolio, International Portfolio, Prime Money Market Portfolio, Money Market Portfolio, Stable Income Portfolio, Positive Return Bond Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio and Small Company Value Portfolio were owned by various series of Norwest Funds, a registered open-end management investment company.

As of September 30, 1997 substantially all of the interests in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio were owned by various series of Monarch Funds, a registered open-end management investment company.

As of September 30, 1997 substantially all of the interests in Treasury Portfolio were owned by Daily Assets Treasury Fund, a series of Forum Funds, a registered open-end management investment company.

As of September 30, 1997 substantially all of the interests in Strategic Value Bond Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio and Small Cap Index Portfolio were owned by Forum Financial Services, Inc. and its affiliates, which are controlled by John Y. Keffer.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES AS OF AUGUST 30, 1997
          -----------------------------------------------------

          Title of Class of Shares
          of Beneficial Interest                          Number of Holders
          ------------------------                        -----------------
          Treasury Cash Portfolio                               2
          Government Cash Portfolio                             2
          Cash Portfolio                                        3

          Treasury Portfolio                                    2

          Prime Money Market Portfolio                          2
          Money Market Portfolio                                2
          Stable Income Portfolio                               2
          Positive Return Bond Portfolio                        2
          Managed Fixed Income Portfolio                        2
          Total Return Bond Portfolio                           2
          Index Portfolio                                       5
          Income Equity Portfolio                               2
          Large Company Growth Portfolio                        2
          Small Company Portfolio                               6
          Small Company Stock Portfolio                         2
          Small Company Growth Portfolio                        2
          Small Company Value Portfolio                         2
          International Portfolio                               2
          International Portfolio II                            6

ITEM 27.  INDEMNIFICATION.
          ---------------

          The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

          The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

          Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

          As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

          The indemnification provisions set forth under Section 1 paragraphs
(f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

          (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify

          Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e)shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

          (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934

          Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this
          Section 1(g).

          Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.
          ------------------------------------------------------

Norwest Investment Management, Inc.
-----------------------------------

The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of NIM, including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of

Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

          James R. Campbell, Director, President and Chief
          Executive Officer, has held this position for the last two years. Mr. Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc., Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

          Michael A. Graf, Controller and Cashier, also serves as
          Senior Vice President and Controller of Norwest Corporation.

          P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

          Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest Insurance Company and Fidelity National Life Insurance Company.

          William H. Queenan, Director, is also Executive Vice
          President of Norwest Corporation.

          John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc. Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, MN 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

          Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr.Westergaard is also a Director of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, MN 55479-2048.

          Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.

Crestone Capital Management, Inc.
---------------------------------

The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Crestone, including their business connections which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Kirk McCown, President and Director.

          Mark Steven Sunderhuse, Senior Vice President and Director.

          P. Jay Kiedrowski, Director. Mr. Kiedrowski is also President and Chairman of the Board of Norwest and an Executive Vice President of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Steven P. Gianoli, Director. Mr. Gianoli is a Vice President of Norwest and Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Susan Koonsman, Director. Ms. Koonsman is President of Norwest Investments & Trust. Her address is 1740 Broadway, Denver, Colorado 80274.

Peregrine Capital Management, Inc.
----------------------------------

The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Peregrine, including their business connections which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          James R. Campbell, Director. Mr. Campbell is President, Chief Executive Officer and a Director of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0116

          Patricia D. Burns, Senior Vice President.

          Tasso H. Coin, Senior Vice President.

          John S. Dale, Senior Vice President.

          Julie M. Gerend, Senior Vice President. Prior to September, 1995, Ms. Gerend was Manager, Account Executive at Fidelity Institutional Retirement Services, Co.

          William D. Diese, Senior Vice President.

          Daniel J. Hagen, Vice President. Prior to May, 1996, Mr. Hagen was Managing Director of Piper Jaffray, Inc.

          Ronald G. Hoffman, Senior Vice President and Secretary.

          Frank T. Matthews, Vice President.

          Jeannine McCormick, Senior Vice President.

          Barbara K. McFadden, Senior Vice President.

          Robert B. Mersky, Chairman, President and Chief Executive Officer.

          Gary E. Nussbaum, Senior Vice President.

          James P. Ross, Vice President. Prior to November, 1996, Mr. Ross was Vice President of Norwest Bank.

          Jonathan L. Scharlau, Assistant Vice President.

          Jay H. Strohmaier, Senior Vice President. Prior to September, 1996, Mr. Strohmaier was Senior Vice President/Managed Accounts for Voyageur Asset Management.

          Paul E. von Kuster, Senior Vice President.

          Janelle M. Walter, Assistant Vice President.

          Paul R. Wurm, Senior Vice President.

          J. Daniel Vandermark, Vice President. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-1013

Galliard Capital Management, Inc.
---------------------------------

The description of Galliard Capital Management, Inc. ("Galliard") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Galliard, including their business connections which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Peter Jay Kiedrowski, Chairman. Mr. Kiedrowski is President and Chief Executive Officer of NIM; Chairman of Crestone and Executive Vice President of Norwest Bank.

          Richard Merriam, Principal. Mr. Merriam is Chief Investment Officer of Insight Investment Management.

          John Caswell, Principal. Mr. Caswell is Chief Investment Officer of Norwest Bank, N.A.

          Karl Tourville, Principal. Mr. Tourville is Vice President/Head of Fixed Income of Norwest Bank.

          Laura Gideon, Senior Vice President of Marketing. Ms. Gideon is Vice President of Marketing for American Express.

          Leela Scattum, Vice President of Operations. Ms. Scattum is a Fund Accountant for Norwest Bank.

United Capital Management
-------------------------

The description of United Capital Management ("UCM") in Parts A and B of this Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of UCM, including their business connections which are of a substantial nature. The address of UCM is 1700 Lincoln Street, Suite 3301, Denver, Colorado 80274 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          W. Lon Schreur, President. Mr. Schreur is Senior Vice President of Norwest Bank Colorado, N.A..

          John T. Groton, Vice President. Mr. Groton is Vice President of Norwest Bank Colorado, N.A.

          David B. Kinney, Vice President. Mr. Kinney is Vice President of Norwest Bank Colorado, N.A.

          James C. Peery, Senior Vice President. Mr. Peery is Vice President of Norwest Bank Colorado, N.A.

          Leona F. Bennett, Vice President. Ms. Bennett is Vice President of Norwest Bank Colorado, N.A.

          Denise B. Johnson, Vice President. Mr. Johnson is Vice President of Norwest Bank Colorado, N.A.

Schroder Capital Management International Inc.
----------------------------------------------

The description of Schroder Capital Management International Inc. ("Schroder") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.

          David M. Salisbury. Chief Executive Officer, Director and Chairman of Schroder Capital; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director of Schroder Capital.

          John A. Troiano. Managing Director and Senior Vice President. Mr. Troiano is also a Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director of Schroder Capital. Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director of Schroder
          Capital.

          Sharon L. Haugh. Senior Vice President and Director of Schroder Capital, Director and Chairman of Schroder Advisors Inc.

          Gavin D.L. Ralston. Senior Vice President and Director of Schroder Capital.

          Mark J. Smith. Senior Vice President and Director of Schroder
          Capital.

          Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director of Schroder Capital; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C. John Govett. Director of Schroder Capital; Group Managing Director of Schroder Investment Management Ltd. And Director of Schroders plc.

          Phillipa J. Gould. Senior Vice President and Director of Schroder Capital.

          Louise Croset. First Vice President and Director of Schroder
          Capital.

          Abdallah Nauphal, Group Vice President and Director.

Forum Advisors, Inc.
--------------------

The description of Forum Advisors, Inc. ("Forum Advisors") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Forum Advisors, including their business connections which are of a substantial nature. The address of Forum Advisors is Two Portland Square, Portland, Maine 04101 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          John Y. Keffer, Director, President and Secretary.

              Chairman and President of the Registrant; President and Secretary of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is a director and/or officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

          David R. Keffer, Vice President and Treasurer.

              Vice President, Assistant Secretary and Assistant Treasurer of the Registrant; Vice President and Treasurer of Forum Financial Services, Inc. and of Forum Financial Corp. Mr. Keffer is an officer of various registered investment companies for which Forum Financial Services, Inc. serves as manager, administrator and/or distributor.

Linden Asset Management, Inc.
-----------------------------

The description of Linden Asset Management, Inc. ("Linden") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Linden, including their business connections which are of a substantial nature. The address of Linden is 812 N. Linden Street, Beverly Hills, California 90212 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Anthony R. Fischer, Jr., Director, President and Secretary.

              President and Secretary of Linden Asset Management, Inc. since its incorporation. Since September 1989 Mr. Fischer has managed his own personal investments and performed independent research. Prior thereto, he was Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California.

Smith Asset Management Group
----------------------------

The description of Smith Asset Management Group ("Smith") ") in Parts A and B of the Registration Statement are incorporated by reference herein.

The following are the directors and principal executive officers of Smith, including their business connections which are of a substantial nature. The address of Smith is 500 Crescent Court, Suite 250, Dallas, Texas 75201 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Stephen S. Smith, President. Mr. Smith is President and Chief Executive Officer. Mr. Smith is also a partner of Discovery Management.

          Stephen J. Summers, Chief Operating Officer. Mr. Summers is also a partner of Discovery Management.

          Sarah C. Castleman, Vice President. Ms. Castleman is also a partner of Discovery Management and prior thereto was an Assistant Vice President at NationsBank, 901 Main Street, 16th Floor, Dallas, Texas 75201.


ITEM 29.  PRINCIPAL UNDERWRITERS.
          -----------------------

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Not Applicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.
          ------------------------------

          The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, Limited Liability Company, Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.
          --------------------

          Not Applicable.

ITEM 32.  UNDERTAKINGS.
          -------------

          Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                  SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Core Trust (Delaware), has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 29th day of September, 1997.

                                       CORE TRUST (DELAWARE)



                                       By: /s/ John Y. Keffer
                                           ----------------------------------
                                           John Y. Keffer
                                           President